ATTACHMENT A
  To the Amended and Restated Mutual Fund Custody Agreement dated July 2, 2001
        Between The Victory Portfolios and KeyBank National Association


1.         Balanced Fund, Classes A, C and R Shares
2.         Convertible Fund, Class A Shares
3.         Diversified Stock Fund, Classes A, C and R Shares
4.         Growth Fund, Classes A, C and R Shares
5.         Established Value Fund, Classes A, C and R Shares
6.         Federal Money Market Fund, Investor and Select Shares
7.         Financial Reserves Fund, Class A Shares
8.         Fund for Income, Classes A, C and R Shares
9.         Gradison Government Reserves Fund, Trust, Select and Class C Shares
10.        Institutional Money Market Fund, Investor and Select Shares
11.        Intermediate Income Fund, Class A Shares
12.        International Fund, Classes A and R Shares
13.        LifeChoice Conservative Investor Fund, Class A Shares
14.        LifeChoice Growth Investor Fund, Class A Shares
15.        LifeChoice Moderate Investor Fund, Class A Shares
16.        Nasdaq-100 Index Fund, Classes A, C and R Shares
17.        National Municipal Bond Fund, Class A Shares
18.        New York Municipal Bond Fund, Class A Shares
19.        Ohio Municipal Bond Fund, Class A Shares
20.        Ohio Municipal Money Market Fund, Class A Shares
21.        Prime Obligations Fund, Class A Shares
22.        Real Estate Fund, Classes A, C and R Shares
23.        Small Company Opportunity Fund, Classes A, C and R Shares
24.        Special Value Fund, Classes A, C and R Shares
25.        Stock Index Fund, Classes A and R Shares
26.        Tax-Free Money Market Fund, Class A Shares
27.        Value Fund, Classes A, C and R Shares

As of February 5, 2003.